UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/18/2007

Nektar Therapeutics
(Exact name of registrant as specified in its charter)

Commission File Number:  0-24006

Delaware	94-3134940
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

201 Industrial Road, San Carlos, CA 94070
(Address of principal executive offices, including zip code)

(650) 631-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 18, 2007, the Organization and Compensation Committee of the Board of Directors (the "Committee") approved changes to the compensation of certain of its named executive officers. For Nevan C. Elam, Senior Vice President, Head of the Pulmonary Business Unit, the Committee approved an increase in the annual performance-based bonus compensation target under the 2007 Discretionary Performance-Based Incentive Compensation Policy (the "Target Annual Bonus") to 50% of his base salary, effective retroactive to January 1, 2007. For Gil M. Labrucherie, General Counsel and Secretary, the Committee approved an increase in the Target Annual Bonus to 50% of his base salary, effective retroactive to January 1, 2007. The Committee also approved an increase in Mr. Labrucherie's annual base salary to $360,280, effective October 1, 2007.

In addition, on September 18, 2007, the Committee approved letter agreements (the "Letter Agreements") to be entered into by the Company with the following named executive officers: (i) Mr. Elam, (ii) Hoyoung Huh, Chief Operating Officer, Head of the PEGylation Business Unit, (iii) Mr. Labrucherie, and (iv) John S. Patton, Co-Founder and Chief Scientific Officer.

Each of the Letter Agreements provides for the following severance benefits: in the event that the individual's employment is terminated for reasons not related to a change of control of the Company (a) by the Company without cause, or (b) by the individual for good reason, the Company will enter into a severance agreement with that individual which will include the following: (i) waiver and release, (ii) a cash severance payment equal to his total annual cash compensation target (including base salary and the then effective Target Annual Bonus), (iii) the exercise period for the vested and unexercised portion of all stock options held by him shall be twelve months following the date of termination, unless earlier terminated as provided by the Company's 2000 Equity Incentive Plan, as amended, or the agreement granting such options, and (iv) the Company shall pay all applicable COBRA payments for the individual and his family until the earlier of the first anniversary of the termination date and the date the individual becomes eligible for comparable benefits with another employer. The Company will make adjustments to the terms of the Letter Agreements, as necessary and to the extent practicable, so that the terms will not be deemed deferred compensation taxable under Section 409A of the Internal Revenue Code of 1986, as amended.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nektar Therapeutics

Date: September 24, 2007	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary